UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 16, 2019
CHUY’S HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35603 (Commission File Number)	20-5717694 (IRS Employer Identification No.)

1623 Toomey Rd.
Austin, Texas 78704
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 473-2783

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHUY	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities
On November 16, 2019, Chuy's Holdings, Inc. (the "Company") decided to close four restaurants. The Company expects to complete the restaurant closures by the end of the fourth quarter of 2019. As a result of our impairment analysis of under-performing stores, the Company recognized pre-tax impairment charges of approximately $6.0 million related to these restaurants during the third quarter of 2019. The Company may record additional pre-tax non-cash impairment charges of approximately $2.0 million to $4.0 million upon the future lease terminations over the next one to two years.
The Company currently expects to incur additional cash charges of approximately $1.0 million to $2.0 million over the next year related to these closures. Such costs include lease obligations, employee termination benefits and other closure related obligations.
The amounts and timing of all estimates are subject to a number of assumptions and actual results may differ.

Forward-Looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to the expected timing of the restaurant closures and additional pre-tax impairment and other charges relating to the restaurant closures are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of restaurant openings, the sales at the Company’s restaurants, changes in restaurant development or operating costs, such as food and labor, the Company’s ability to leverage its existing management and infrastructure, changes in restaurant pre-opening expense, general and administrative expenses, capital expenditures, or our effective tax rate, impairment and closure costs, changes in the number of diluted shares outstanding, strength of consumer spending, conditions beyond the Company’s control such as timing of holidays, weather, natural disasters, acts of war or terrorism, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, the timing and amount of repurchases of our common stock, if any, changes to the Company’s expected liquidity position, the possibility that the repurchase program may be suspended or discontinued and other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHUY’S HOLDINGS, INC.

By:	/s/ Jon W. Howie
Jon W. Howie Vice President and Chief Financial Officer

Date: November 18, 2019